Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of March 11, 2025 by and among Stadium Capital Partners, L.P., Stadium Special Opportunity I, L.P., Stadium Capital Management GP, L.P., Stadium Capital Management, LLC and Alexander M. Seaver (collectively, “Stadium Capital”), Kevin Baker, Jeffrey T. Jackson, Patrick A. Hopf and Jessica M. Prager (together with Stadium Capital and Messrs. Baker, Jackson and Hopf, the “Existing Members”), and Gary T. Fazio (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of December 2, 2024 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) seeking representation on the Board of Directors (the “Board”) of Sleep Number Corporation, a Minnesota corporation (the “Company”), at the 2025 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) soliciting proxies for the election of certain persons nominated for election to the Board at the Annual Meeting (including those nominated by or on behalf of Stadium Capital), (iii) taking all other action necessary to achieve the foregoing and (iv) taking any other actions the group determines to undertake in connection with their respective investment in the Company.

WHEREAS, the New Member and Existing Members desire for the New Member to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.       Effective immediately, the New Member is joined as a party to the Agreement.

2.       The New Member agrees to be bound by the terms of the Agreement, including the obligations of a member of the group and the terms applicable to the Nominees (as defined in the Agreement), the terms of which are incorporated herein and made a part hereof.

3.       This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

STADIUM CAPITAL PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P.
General Partner

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Manager

STADIUM SPECIAL OPPORTUNITY I, L.P.

By:	Stadium Capital Management GP, L.P.
General Partner

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Manager

STADIUM CAPITAL MANAGEMENT GP, L.P.

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Manager

STADIUM CAPITAL MANAGEMENT, LLC

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver
	Title:	Manager

/s/ Alexander M. Seaver
ALEXANDER M. SEAVER Individually and as attorney-in-fact for Kevin Baker, Jeffrey T. Jackson and Patrick A. Hopf

/s/ Jessica M. Prager
Jessica M. Prager

/s/ Gary T. Fazio
Gary T. Fazio